UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

AMENDMENT NO. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

WORLD SCAN PROJECT, INC.

(Exact name of registrant as specified in its charter)

Delaware	35-2677532
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2-18-23, Nishiwaseda, Shinjuku-Ku, Tokyo, Japan	162-0051
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
not applicable	not applicable

If this form related to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box  ☐

If this form related to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box  ☒

Securities Act registration statement file number to which this form relates: 333-239119 (if applicable) Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.0001

(Title of class)

Note: This Amendment No. 1 is being filed to correct a spelling error in the Signature portion of the Form 8-A originally filed on September 29, 2020. Other than amending the spelling error of our Chief Executive Officer in the Signature section of this document, there have been no other changes made.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description Of Registrant’s Securities to be Registered.

World Scan Project, Inc., (the “Registrant”) hereby incorporates by reference the description of its common stock to be registered hereunder set forth under the heading “Description of Securities” in the Registration Statement on Form S-1 filed with the Commission on August 26, 2020 with an effective date of August 28, 2020, SEC File No. 333-239119.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement, Amendment No. 5 on Form S-1,SEC File No. 333-239119, as filed on August 26, 2020.
3.2	Bylaws (incorporated by reference to Exhibit 3.2 to the Registration Statement, Amendment No. 5 on Form S-1, SEC File No. 333-239119, as filed on August 26, 2020.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

World Scan Project, Inc.

October 5, 2020

	By:	/s/ Ryohei Uetaki
Ryohei Uetaki, Chief Executive Officer